Exhibit 99.1


Volt Information Sciences Reports Increased Third Quarter Earnings

    NEW YORK--(BUSINESS WIRE)--Sept. 14, 2004--Volt Information Sciences, Inc. (NYSE:VOL) today reported financial results for the Company's third quarter and nine months ended August 1, 2004.
    Volt will conduct a conference call webcast at 11:00 A.M. (EDT) today to discuss third quarter results. The conference call dial-in number is 1-800-857-0373 (domestic) or 1-773-756-4602 (international), passcode: Third Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.
    The following is a summary of the Company's results of operations and the notes thereto. The notes are an integral part of the summary.

    THIRD QUARTER - FISCAL 2004 RESULTS

    For the third quarter ended August 1, 2004, the Company reported net income of $9.2 million, or $0.60 per share, on net sales of $500.7 million, compared to net income of $2.1 million, or $0.14 per share, for the comparable quarter of the previous year, on net sales of $415.2 million.

    NINE MONTHS - FISCAL 2004 RESULTS

    For the first nine months of fiscal 2004, the Company reported a net income of $21.5 million, or $1.40 per share, on net sales of $1.4 billion, compared to a net loss of $2.1 million, or $0.14 per share, on net sales of $1.2 billion last year, for the comparable nine months of the previous year.
    The Company reported income from continuing operations of $12.0 million, or $0.78 per share, in the nine months ended August 1, 2004 compared to a loss from continuing operations of $2.1 million, or $0.14 per share in the comparable fiscal 2003 period. The results of the first nine months of fiscal 2004 included income from discontinued operations, net of taxes, of $9.5 million, or $0.62 per share, from the sale of real estate previously leased to the Company's formerly 59% owned subsidiary, Autologic Information International, Inc. The Company's interest in the subsidiary was sold in November 2001.
    "This has been an exciting quarter for Volt," commented William Shaw, President and Chairman of the Company. "The extremely strong performance, both in increased sales and operating profit, as well as the acquisition of Nortel's directory and operator services business for our Computer Systems segment, is a continuation of the material improvement and momentum of the Company's operations during the entire year," stated Mr. Shaw. "Three of our four segments contributed to the twenty-one percent increase in sales and the two hundred and forty-seven percent increase in operating profit compared with the 2003 third quarter." "I am particularly pleased", continued Mr. Shaw, "that our operating profit growth rate throughout the year has significantly exceeded the growth in sales."

    STAFFING SERVICES

    Both the Technical Placement division and the Administrative and Industrial division of this segment contributed to the 20% increase in sales and 131% increase in the segment's operating profit on a comparable quarter basis. The Administrative and Industrial division returned to profitability, with a six-hundred thousand dollar operating profit compared to a two million dollar loss in the comparable fiscal 2003 quarter. This improvement resulted from both a 31% increase in sales and a 0.9 percentage point increase in gross margin. Gains were shown both in temporary and permanent placement business of the division. The increase in gross margin occurred even though payroll taxes have increased, as previously noted.
    The Technical Placement division's increase from the prior year's third quarter in operating profit of 56% also resulted from both an increase in sales, both in traditional placement and in the project management and consulting business, and an increase in gross margins of 23%. Sales for this division increased by 15% compared to the 2003 third quarter.

    COMPUTER SYSTEMS

    Improvements in this segment's operator service business, a growth in DataServ's directory service business with non-telco companies, an increase in sales in the Maintech division and an increase in product revenue of 22% resulted in a 154% increase in operating profit from the 2003 comparable quarter. In addition, there was an increase in gross margins of 10.7 percentage points and a 4.4 percentage points decrease in overhead as a percentage of sales. Of the $5.5 million increase in operating profit, $1.2 million resulted from the settlement of a vendor dispute and vendor refunds related to prior periods.
    As previously noted in a press release of August 2, Volt Delta Resources LLC, the principal business unit of this segment, acquired certain assets and liabilities of the directory and operator services business of Nortel Networks on August 2. This acquisition will permit Volt Delta to provide the newly combined customer base with new solutions, and an expanded suite of products, content and enhanced services.

    TELEPHONE DIRECTORY

    Operating profit for this segment decreased by $1.5 million compared to the 2003 comparable quarter, primarily the result of a $1.5 million sales decline in the segment's Telephone Directory Production division, due to a previously reported loss of a major contract, and a $1.6 million decline in revenue from the segment's Uruguayan operations. The operating loss of these two divisions was partially offset by a $1.4 million increase in the operating profit of DataNational, the publisher of community directories.

    TELECOMMUNICATIONS SERVICES

    A strong performance by the Business Systems and Construction and Engineering divisions of this segment more than offset continued losses in the Central Office division and returned the segment to profitability for the quarter. Sales increased 50% and overhead was reduced to 20% of sales. This produced an operating profit of $1.0 million for the quarter. However, the depressed condition of the telecommunications industry continues to reduce available work and puts extreme pressure on gross margins, which declined in the quarter compared to last year.

    GENERAL CORPORATE EXPENSES

    General corporate expenses increased by $0.7 million compared with the third quarter of 2003, primarily the result of increased spending for professional fees and corporate systems.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, decreased to $34.3 million at August 1, 2004 from $43.2 million at November 2, 2003. At August 1, 2004, the Company had sold a continuing participating interest in accounts receivable of $60.0 million under its securitization program, an increase of $10.0 million from the end of the second quarter, and had the ability to finance up to an additional $90.0 million under the facility.
    The Company may also borrow under its $30.0 million revolving secured credit facility, which is limited by a specific borrowing base. At the end of the third quarter, $26.6 million was available under the borrowing base. The Company had borrowed 2.0 million British pounds ($3.6 million) at August 1, 2004 under the $30.0 million revolving secured credit facility.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions for its Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt Information Sciences, Inc., web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.

    (Tables Follow)


                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                   SUMMARY OF RESULTS OF OPERATIONS
                              (UNAUDITED)


                                 THIRD QUARTER        NINE MONTHS
                                    ENDED                ENDED
                              August 1, August 3, August 1,  August 3,
                                2004      2003      2004       2003
                              ----------------------------------------
                              (In thousands, except per share amounts)

Net sales                     $500,732 $415,158 $1,390,655 $1,171,099
                              ========================================

Income (loss) from continuing
 operations before income
 taxes                         $15,292   $3,334    $19,733    ($3,386)
Income tax (provision) benefit  (6,053)  (1,223)    (7,764)     1,262
                              ----------------------------------------
Income (loss) from continuing
 operations                      9,239    2,111     11,969     (2,124)

Discontinued operations-Note A       -        -      9,520          -
                              ----------------------------------------

Net income (loss)               $9,239   $2,111    $21,489    ($2,124)
                              ========================================


                                           Per Share Data
Basic:
   Income (loss) from
    continuing operations        $0.61    $0.14      $0.79     ($0.14)
   Discontinued operations           -        -       0.62          -
                              ----------------------------------------
   Net income (loss)             $0.61    $0.14      $1.41     ($0.14)
                              ========================================

Weighted average number of
 shares outstanding             15,233   15,218     15,226     15,217
                              ========================================

Diluted:
   Income (loss) from
    continuing operations        $0.60    $0.14      $0.78     ($0.14)
   Discontinued operations           -        -       0.62          -
                              ----------------------------------------
   Net income (loss)             $0.60    $0.14      $1.40     ($0.14)
                              ========================================

Weighted average number of
 shares outstanding             15,399   15,226     15,342     15,217
                              ========================================




                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                             August 1,     November 2,
                                               2004           2003
                                         -----------------------------
                                           (Unaudited)
Assets                                           (In thousands)
 Current Assets
  Cash and cash equivalents, including
   restricted cash of $34,472 (2004) and
   $18,870 (2003)-Note B                      $68,736         $62,057
  Short-term investments                        4,187           4,149
  Trade receivables, net-Note B               378,368         313,946
  Inventories                                  31,904          37,357
  Recoverable income taxes                          -           2,596
  Deferred income taxes                         8,705           8,722
  Prepaid and other assets                     15,654          16,132
                                         -----------------------------
 Total Current Assets                         507,554         444,959

 Property, plant and equipment, net            83,400          82,452
 Deposits and other assets                      2,701           2,300
 Intangible assets, net                         9,355           8,982
                                         -----------------------------
 Total Assets                                $603,010        $538,693
                                         =============================

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                        $7,717          $4,062
  Current portion of long-term debt               394             371
  Accounts payable                            170,329         153,979
  Accrued wages and commissions                49,731          45,834
  Accrued taxes other than income taxes        17,859          16,741
  Other accruals                               23,938          14,673
  Deferred income and other liabilities        35,122          27,665
  Income taxes payable                          5,424               -
                                         -----------------------------
 Total Current Liabilities                    310,514         263,325

 Accrued insurance                              4,012           4,098
 Long-term debt                                13,799          14,098
 Deferred income taxes                         10,770          15,252

 Stockholders' Equity                         263,915         241,920
                                         -----------------------------
 Total Liabilities and
  Stockholders' Equity                       $603,010        $538,693
                                         =============================



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                                THIRD QUARTER        NINE MONTHS
                                     ENDED               ENDED
                              August 1, August 3, August 1,  August 3,
                                2004      2003      2004       2003
                              ----------------------------------------
                                       (Dollars in thousands)
Net Sales
------------------------------
Staffing Services-Note C
  Staffing                    $410,112 $327,638 $1,150,026   $926,849
  Managed services             306,054  266,584    835,850    767,437
                              ----------------------------------------
  Total gross sales            716,166  594,222  1,985,876  1,694,286
  Less non-recourse managed
   services                   (298,354)(245,774)  (814,770)  (709,803)
                              ----------------------------------------
  Net Staffing Services        417,812  348,448  1,171,106    984,483
Telephone Directory             19,436   22,319     49,603     49,743
Telecommunications Services     37,041   24,736    100,445     80,226
Computer Systems                30,128   23,488     80,550     65,559
Elimination of intersegment
 sales                          (3,685)  (3,833)   (11,049)    (8,912)
                              ----------------------------------------

Total Net Sales               $500,732 $415,158 $1,390,655 $1,171,099
                              ========================================

Income (Loss) from Continuing
 Operations before Income
 Taxes:
------------------------------
Segment Operating Profit
------------------------------
Staffing Services              $11,642   $5,043    $22,600     $8,577
Telephone Directory              2,621    4,128      6,006      4,584
Telecommunications Services      1,064     (894)    (1,655)    (1,947)
Computer Systems                 9,090    3,584     19,479      9,158
                              ----------------------------------------
Total Segment Operating Profit  24,417   11,861     46,430     20,372

General corporate expenses      (7,704)  (7,051)   (22,897)   (20,003)
                              ----------------------------------------

Total Operating Profit          16,713    4,810     23,533        369

Interest income and other
 expense                          (952)    (812)    (2,381)    (1,803)
Foreign exchange loss, net         (28)    (184)       (98)      (274)
Interest expense                  (441)    (480)    (1,321)    (1,678)
                              ----------------------------------------

Income (Loss) from Continuing
 Operations before Income
 Taxes                         $15,292   $3,334    $19,733    ($3,386)
                              ========================================

                            (Notes Follow)

Note A - The results of discontinued operations reflect the sale of real estate, in the second quarter of 2004, previously leased by the Company to its former 59% owned subsidiary, Autologic Information International, Inc., which interest was sold in November 2001. The cash transaction resulted in a $9.5 million gain, net of taxes of $4.6 million.

     B - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the August 1, 2004 and November 2, 2003 balance sheets.

     C - Under an accounts receivable securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $60.0 million out of pool approximating $229.5 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold at November 2, 2003 was $70.0 million. Accordingly, the trade receivables included on the August 1, 2004 and November 2, 2003 balance sheets have been reduced to reflect the $60.0 million and $70.0 million participation interest sold, respectively.


    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg and Ron Kochman
             212-704-2400
             voltinvest@volt.com